SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  January 3, 1995


                       HUGHES SUPPLY, INC.

                   Commission File No.  0-5235

Incorporated in the State          IRS Employer Identification
        of Florida                        No.  59-0559446


                      Post Office Box 2273
                20 North Orange Avenue, Suite 200
                     Orlando, Florida 32802




                 Registrant's Telephone Number,
              Including Area Code:  (407) 841-4755















Item 5.  Other Events.

     On January 3, 1995, the registrant, Hughes Supply, Inc., a Florida corporation ("Hughes"), pursuant to an Asset Purchase Agreement dated October 20, 1994 (the "Agreement") with The Treaty Company, an Ohio corporation ("Treaty"), acquired all of those assets (the "Purchased Assets") operated by Treaty through its operating division known as The Treaty Distribution Group (the "Group").

     The Group is engaged in the wholesale distribution of plumbing, heating and air conditioning supplies, and municipal water and waste equipment. Headquartered in Greenville, Ohio, the Group sells primarily to contractors, industrial users and municipalities from 16 branch locations located in Ohio and Indiana. The Group had net sales of $63 million in 1993.

     Under the terms of the Purchase Agreement, Hughes paid Treaty for the Purchased Assets a base purchase price of $15,250,000 and assumed certain liabilities. The base purchase price consisted of $9,475,000 in cash, a note for $1,525,000 and 246,376 shares of Hughes common stock. The shares of Hughes common stock were registered on Form S-3 (Registration No. 33-56837), which became effective January 3, 1995.



































                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HUGHES SUPPLY, INC.



Date:  January 18, 1995            By: /s/ J. Stephen Zepf
                                   J. Stephen Zepf, Treasurer,
                                   Chief Financial Officer and
                                   Chief Accounting Officer